UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  April 5, 2004

AXS-ONE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13591	13-2966911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Route 17 North Rutherford, New Jersey		07070
(Address of principal executive offices)		(Zip Code)

(201) 935-3400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.                                                           Other Events and Required FD Disclosure.

Pursuant to the terms of the Unit Subscription Agreement dated as of April 1, 2004 (the “Unit Subscription Agreement”), among the Company and the Investors listed therein, the Company completed, on April 5, 2004, the offer and sale of 258.0645 units (the “Units”) in a private placement for consideration of $8,000,000.  Each Unit consisted of (i) 10,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) three year warrants to purchase 1,000 shares of Common Stock at an exercise price equal to $3.98 per share (the “Class A Warrants”), and (iii) three year warrants to purchase 1,000 shares of Common Stock at an exercise price equal to $4.50 per share (the “Class B Warrants”, and together with the Class A Warrants, the “Warrants”).  Each Unit was issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D thereunder.

In selling the Units at a purchase price of $31,000 per Unit, the Company issued (i) 2,580,645 shares of Common Stock, (ii) Class A Warrants to purchase an aggregate of 258,065 shares of Common Stock and (iii) Class B Warrants to purchase an aggregate of 258,064 shares of Common Stock, the terms of which were set pursuant to the Unit Purchase Agreement.  The net proceeds of the sale of the Units of approximately $7,800,000 will be used by the Company for working capital and general corporate purposes, including without limitation to support the operations of each of the Company’s subsidiaries.  The names of the purchasers of the Units (the “Investors”) are set forth in Schedule 1.1(b) of the Unit Subscription Agreement.  In the Unit Subscription Agreement, each of the Investors represented that such Investor was an “accredited investor”.

None of the Common Stock, the Warrants issued by the Company and the Common Stock issuable upon exercise of the Warrants has been registered under the Securities Act or any state securities laws.  Accordingly, these securities may not be offered or sold absent registration or an exemption from the registration requirements of the Securities Act, and applicable state securities laws.  Pursuant to the terms of the Investor Rights Agreement dated as of April 5, 2004 (the “Investor Rights Agreement”), among the Company and the Investors listed therein, the Company agreed (i) to file a registration statement with the Securities and Exchange Commission covering the Common Stock included in the Units, as well as the Common Stock issuable upon exercise of the Warrants included in the Units, no later than 30 days after the closing, and (ii) to use its commercially reasonable efforts to cause such registration statement to become effective within 90 days after the filing thereof.

The Unit Subscription Agreement, the Investor Rights Agreement, and the form of the Class A Warrants and the form of Class B Warrants are filed as exhibits hereto and are hereby incorporated by reference herein.  The Company’s press release announcing the closing of the sale and purchase of the Units pursuant to the Unit Subscription Agreement also is filed as an exhibit hereto and is hereby incorporated by reference herein.

Item 7.                     Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits:

Exhibit Number	Description

10.1	Unit Subscription Agreement dated as of April 1, 2004, among the Company and the Investors listed therein.

10.2	Form of Class A Warrant.

10.3	Form of Class B Warrant.

10.4	Investor Rights Agreement dated as of April 5, 2004, among the Company and the Investors listed therein.

99.1	Press Release, dated April 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 7, 2004	AXS-ONE INC.

	By:	/s/ William G. Levering III
William G. Levering III
Vice President and Chief Financial Officer